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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Phone.com, Inc.:

   We consent to the incorporation by reference in the registration statement (No. 333-81215) on Form S-8 of Phone.com, Inc. of our report dated July 19, 1999, relating to the consolidated balance sheets of Phone.com, Inc. and subsidiaries as of June 30, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1999, which report appears in the June 30, 1999 annual report on Form 10-K of Phone.com.

                                          KPMG LLP

Mountain View, California
September 24, 1999